This Registration Statement consists of 7 pages. The Exhibit Index appears on page 4.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           VIKING CAPITAL GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
         (State or other jurisdiction of incorporation or organization)


                                   87-0442090
                                   ----------
                      (I.R.S. Employer identification no.)


                Two Lincoln Center, Suite 300, 5420 LBJ Freeway,
                ------------------------------------------------
                               Dallas, Texas 75240
                               -------------------
               (Address of principal executive offices)(Zip code)


                Viking Capital Group, Inc. Employee Benefit Plan
                ------------------------------------------------
                            (Full title of the plan)


             William J. Fossen, Chairman, Viking Capital Group, Inc.
             -------------------------------------------------------
                5420 LBJ Freeway, Suite 300, Dallas, Texas 75240
                ------------------------------------------------
                     (Name and address of agent for service)


                                 (972) 386-9996
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    Maximum       Maximum
Title of          Amount            offering      aggregate         Amount of
securities to     to be             price per     Offering          Registration
be registered     registered        share         price             fee
--------------------------------------------------------------------------------
   Class A
Common Stock      1,250,000 (1)     (2)$0.17      (2)  $212,500     $42.50
--------------------------------------------------------------------------------

(1) Represents shares issuable under certain conditions to Viking Capital Group, Inc. Employee Benefit Plan as approved by the Board of Directors of Viking Capital Group, Inc.
(2) Calculated in accordance with Rule 457 using the average of the bid and ask price on November 28, 2000, for the purpose of calculating fees.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         All statements and contents of the prior registration statement, identified by file number 33-91342, are incorporated by reference.

         The Registrant incorporates the following additional documents by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         (b) The Registrant's Reports on Form 10-QSB for the Quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; and

         (c) All other documents filed by registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold.

Item 4.  Description of Securities.

         Incorporated by reference from prior registration, filing number 33-91342.

Item 5.  Interests of Counsel and Named Experts.

         Not applicable.


Item 6.  Indemnification of Officers and Directors.

         Indemnification of Officers and Directors, Incorporated by reference from prior registration, filing number 33-91342.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.


5 Opinion Letter of Graham, Bright & Smith, P.C. as to the legality of shares being registered.

24 Consent of Graham, Bright & Smith, P.C., filed as Exhibit 5 to this Registration Statement.


Item 9.  Undertakings.

         Incorporated  by  reference  to  prior   registration,   filing  number
33-91342.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, an Amendment thereof, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of November, 2000.

                           Viking Capital Group, Inc.

                           By:/s/ William J. Fossen
                              -------------------------
                           William J. Fossen, President



         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints William J. Fossen or his successor in office, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post effective amendments and amendments thereto) this Registration Statement on Form S-8 of Viking Capital Group, Inc. and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                     Date
---------                                  -----                     ----

/s/ William J. Fossen                      Director &                11/29/00
---------------------------------          President            -------------
William J. Fossen


/s/ Matthew W. Fossen                      Director &                11/29/00
---------------------------------          CFO, Secty, Treas.   -------------
Matthew W. Fossen


/s/ Mary M. Pohlmeier                      Director                  11/29/00
---------------------------------                               -------------
Mary M. Pohlmeier

/s/ Robin M. Sandifer                      Director                  11/29/00
---------------------------------                               -------------
Robin M. Sandifer

                                  EXHIBIT INDEX


Exhibit                Description                                      Page No.
--------------------------------------------------------------------------------

5                 Opinion of Graham, Bright & Smith, P.C.                  6

24                Consent of Graham, Bright & Smith, P.C.
                  filed as Exhibit 5 to the registration
                  statement                                                7

                                    EXHIBIT

                                     5, 24